Exhibit 99.1

For Immediate Release

Contacts:

Investor Relations: Gregg Kvochak, (310) 556-8550

For Media: Dan Gugler, (310) 226-2645

Korn Ferry International Announces First Quarter Fiscal 2016

Results of Operations

Highlights

•	Korn Ferry reports fee revenue of $267.4 million in the first quarter of fiscal 2016, an increase of $16.2 million, or 6.4% ($32.5 million, or 12.9% on a constant currency basis), from Q1 FY’15, with increases realized across all segments on a constant currency basis:

Futurestep	27.3%
Leadership and Talent Consulting	13.7	% (5.5% organically)
Executive Recruitment	8.8%

•	Adjusted EBITDA margin increased 50 basis points to 15.6% in Q1 FY’16 compared to 15.1% in Q1 FY’15.

•	Adjusted diluted earnings per share was $0.47 in Q1 FY’16, excluding $0.7 million of integration/acquisition costs, and $0.43 in Q1 FY’15 excluding $9.9 million of restructuring charges. Q1 FY’16 diluted earnings per share was $0.46 compared to $0.29 in Q1 FY’15.

•	The Company declared a quarterly dividend of $0.10 per share on September 7, 2015, payable on October 15, 2015 to stockholders of record on September 25, 2015.

Los Angeles, CA, September 8, 2015 – Korn/Ferry International (NYSE: KFY), the preeminent authority on leadership and talent, today announced first quarter fee revenue of $267.4 million and adjusted diluted earnings per share of $0.47, excluding integration/acquisition costs of $0.7 million. On a GAAP basis, diluted earnings per share was $0.46 in the three months ended July 31, 2015.

“For our fiscal first quarter we reported 13% year over year growth at constant currency and growth within all of our service lines,” said Gary D. Burnison, CEO, Korn Ferry. “Our Futurestep offering continued to deliver outsized results growing 27% year over year at constant currency. Our strong performance reaffirms that Korn Ferry is increasingly the people advisory firm that organizations turn to for the people strategies that deliver business strategies.”

Financial Results

(dollars in millions, except per share amounts)

	First Quarter
	FY’16	FY’15
Fee revenue	$267.4	$251.2
Total revenue	$279.3	$260.3
Operating income	$32.9	$18.6
Operating margin	12.3%	7.4%
Net income	$23.1	$14.5
Basic earnings per share	$0.46	$0.30
Diluted earnings per share	$0.46	$0.29

EBITDA Results (a):

	First Quarter
	FY’16	FY’15
EBITDA	$41.0	$28.0
EBITDA margin	15.3%	11.1%

Adjusted Results (b):

	First Quarter
	FY’16	FY’15
EBITDA (a)	$41.7	$37.9
EBITDA margin (a)	15.6%	15.1%
Net income	$23.5	$21.5
Basic earnings per share	$0.47	$0.44
Diluted earnings per share	$0.47	$0.43

(a)	EBITDA refers to earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA further adjusts EBITDA to exclude restructuring charges and integration/acquisition costs. EBITDA, EBITDA margin, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliation).

(b)	Adjusted results are non-GAAP financial measures that exclude the following (see attached reconciliations):

	First Quarter
	FY’16	FY’15
Integration/acquisition costs	$0.7	$—
Restructuring charges, net	$—	$9.9

Fee revenue was $267.4 million in Q1 FY’16, an increase of $16.2 million, or 6.4% ($32.5 million, or 12.9% on a constant currency basis), compared to Q1 FY’15, primarily due to increases of $6.9 million, $5.6 million, and $3.7 million in fee revenue in Futurestep, Leadership & Talent Consulting, and Executive Recruitment, respectively. The overall fee revenue increase was driven by fee revenue growth in certain of our major markets – financial services, life science/healthcare and technology, partially offset by a decline in industrial and consumer goods.

Compensation and benefit expenses were $179.5 million in Q1 FY’16, an increase of $10.4 million, or 6.2%, compared to the year-ago quarter. The increase was driven, in part, by higher salaries and related payroll taxes and employee insurance due to a 12% increase in the average headcount in Q1 FY’16 compared to Q1 FY’15, reflecting our continued growth-related investments back into our business. Performance related bonus expense was also higher due to an increase in fee revenue and profitability as a result of the continued adoption of our strategy, including referrals between lines of business.

General and administrative expenses were $37.5 million in Q1 FY’16, relatively flat compared to $37.4 million in Q1 FY’15.

Adjusted EBITDA was $41.7 million in Q1 FY’16, an increase of $3.8 million, or 10.0%, compared to Q1 FY’15. Adjusted EBITDA margin was 15.6% and 15.1% in Q1 FY’16 and Q1 FY’15, respectively. The increase in Adjusted EBITDA was primarily driven by higher fee revenues offset by an increase in both compensation and benefit expenses and other loss, net. The increase in other loss, net was due in large part to the decrease in the fair value of our marketable securities in Q1 FY’16 compared to the year-ago quarter.

On a GAAP basis, operating income was $32.9 million in Q1 FY’16 and $18.6 million in Q1 FY’15 resulting in an operating margin of 12.3% in Q1 FY’16 compared to 7.4% in the year-ago quarter. The increase in operating income was primarily driven by higher fee revenues and a decrease in restructuring charges, net offset by an increase in compensation and benefit expenses. Restructuring charges, net of $9.9 million were recorded during Q1 FY’15 with no such charge taken in Q1 FY’16.

Balance Sheet and Liquidity

Cash and marketable securities were $414.5 million at July 31, 2015, compared to $525.4 million at April 30, 2015. Cash and marketable securities decreased by $110.9 million from April 30, 2015, primarily due to Q1 FY’16 payments of FY’15 annual bonuses and $5.1 million in dividend payments made to stockholders during the quarter, partially offset by cash provided by operating activities. Net of amounts held in trust for deferred compensation plans and accrued bonuses, cash and marketable securities were $237.5 million and $235.6 million at July 31, 2015 and April 30, 2015, respectively. As of July 31, 2015 and April 30, 2015, we held $149.5 million and $143.4 million, respectively, of cash and cash equivalents in foreign locations, net of amounts held in trust for deferred compensation plans and bonuses.

The Company declared a quarterly dividend of $0.10 per share on September 7, 2015, payable on October 15, 2015 to stockholders of record on September 25, 2015.

Results by Segment

Selected Executive Recruitment Data

(dollars in millions)

	First Quarter
	FY’16	FY’15
Fee revenue	$152.1	$148.4
Total revenue	$158.0	$154.2
Operating income	$34.9	$24.2
Operating margin	23.0%	16.3%

Ending number of consultants	486	442
Average number of consultants	469	437
Engagements billed	3,001	3,033
New engagements (a)	1,372	1,252

EBITDA Results (b):

	First Quarter
	FY’16	FY’15
EBITDA	$36.9	$26.4
EBITDA margin	24.3%	17.8%

Adjusted Results (c):

	First Quarter
	FY’16	FY’15
EBITDA (b)	$36.9	$31.9
EBITDA margin (b)	24.3%	21.5%

(a)	Represents new engagements opened in the respective period.

(b)	EBITDA, EBITDA margin, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliations).

(c)	Adjusted results are non-GAAP financial measures that exclude the following (see attached reconciliations):

	First Quarter
	FY’16	FY’15
Restructuring charges, net	$—	$5.5

Executive Recruitment

Fee revenue was $152.1 million in Q1 FY’16, an increase of $3.7 million, or 2.5% (an increase of $13.1 million, or 8.8% on a constant currency basis), compared to Q1 FY’15. The overall increase in fee revenue was primarily attributable to a 3.7% increase in the weighted-average fees billed per engagement, partially offset by a 1.1% decrease in the number of engagements billed in Q1 FY’16 compared to Q1 FY’15. On a regional basis, fee revenue increased in North America by $8.1 million, or 9.8% ($8.9 million, or 10.8% on a constant currency basis), South America by $0.1 million, or 1.6% ($1.6 million, or 25.4% on a constant currency basis), partially offset by a decline in EMEA by $4.2 million, or 10.4% (an increase of $1.2 million, or 3.0% on a constant currency basis) and Asia Pacific by $0.3 million, or 1.5% (an increase of $1.4 million, or 7.2% on a constant currency basis).

Adjusted EBITDA was $36.9 million and $31.9 million during Q1 FY’16 and Q1 FY’15, respectively. The increase in Adjusted EBITDA was driven by higher fee revenue of $3.7 million and a decrease in general and administrative expenses of $2.2 million partially offset by increases in compensation and benefit expenses of $1.5 million. The increase in compensation and benefit expenses was primarily due to an increase in performance related bonus expense resulting from an increase in average headcount and fee revenue, partially offset by a decline in the fair value of the vested amounts owed under certain deferred compensation plans in Q1 FY’16 compared to Q1 FY’15. General and administrative expenses were lower due to a change from a foreign exchange loss in Q1 FY’15 to a foreign exchange gain in Q1 FY’16 and a decline in both premise and office expense and other general and administrative expenses.

Operating income was $34.9 million in Q1 FY’16, an increase of $10.7 million, or 44.2%, compared to Q1 FY’15, resulting in operating margin of 23.0% in Q1 FY’16 compared to 16.3% in Q1 FY’15. Operating income was impacted by all of the above items and a decrease in restructuring charges, net of $5.5 million that was recorded in Q1 FY’15 with no such charge in Q1 FY’16.

Selected Leadership & Talent Consulting Data

(dollars in millions)

	First Quarter
	FY’16	FY’15
Fee revenue	$69.2	$63.6
Total revenue	$71.4	$65.4
Operating income	$7.5	$3.4
Operating margin	10.8%	5.4%

Ending number of consultants (a)	181	127
Staff utilization (b)	68%	70%

EBITDA Results (c):

	First Quarter
	FY’16	FY’15
EBITDA	$10.4	$6.9
EBITDA margin	15.0%	10.9%

Adjusted Results (d):

	First Quarter
	FY’16	FY’15
EBITDA (c)	$10.7	$9.7
EBITDA margin (c)	15.5%	15.2%

(a)	Represents number of employees originating consulting services.

(b)	Calculated by dividing the number of hours our full-time LTC professional staff record to engagements during the period, by the total available working hours during the same period.

(c)	EBITDA, EBITDA margin, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliations).

(d)	Adjusted results are non-GAAP financial measures that exclude the following (see attached reconciliations):

	First Quarter
	FY’16	FY’15
Integration/acquisition costs	$0.3	$—
Restructuring charges, net	$—	$2.8

Leadership & Talent Consulting

Fee revenue was $69.2 million in Q1 FY’16, an increase of $5.6 million, or 8.8% ($8.7 million, or 13.7% on a constant currency basis), from the year-ago quarter. This increase is primarily attributed to higher consulting fee revenue of $4.3 million in Q1 FY’16 compared to Q1 FY’15 with the remaining increase being generated by product revenue. The increase in consulting fee revenue includes $5.2 million of fee revenue from Pivot Leadership which was acquired on March 1, 2015.

Adjusted EBITDA was $10.7 million during Q1 FY’16, an increase of $1.0 million, or 10.3%, compared to Q1 FY’15 due to higher fee revenue of $5.6 million, partially offset by an increase in compensation and benefit expenses of $2.5 million and increases in both costs of services and other loss, net of $1.1 million. The increase in compensation and benefit expenses was primarily due to an increase in salaries and related payroll taxes as a result of higher average headcount in Q1 FY’16 compared to the year-ago quarter. The higher headcount and cost of services reflects our continued growth-related investments back into our business.

Operating income was $7.5 million in Q1 FY’16, an increase of $4.1 million compared to Q1 FY’15, resulting in an operating margin of 10.8% in the current quarter compared to 5.4% in the year-ago quarter. The increase in operating income was due to the factors impacting Adjusted EBITDA as discussed above and a decrease in restructuring charges, net of $2.8 million that were recorded in Q1 FY’15 with no such charge in Q1 FY’16.

Selected Futurestep Data

(dollars in millions)

	First Quarter
	FY’16	FY’15
Fee revenue	$46.1	$39.2
Total revenue	$49.9	$40.7
Operating income	$6.2	$3.5
Operating margin	13.4%	8.8%

Engagements billed	1,311	1,233
New engagements (a)	557	573

EBITDA Results (b):

	First Quarter
	FY’16	FY’15
EBITDA	$6.8	$3.9
EBITDA margin	14.7%	9.9%

Adjusted Results (c):

	First Quarter
	FY’16	FY’15
EBITDA (b)	$6.8	$5.3
EBITDA margin (b)	14.7%	13.6%

(a)	Represents new engagements opened in the respective period.

(b)	EBITDA, EBITDA margin, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliations).

(c)	Adjusted results are non-GAAP financial measures that exclude the following (see attached reconciliations):

	First Quarter
	FY’16	FY’15
Restructuring charges, net	$—	$1.4

Futurestep

Fee revenue was $46.1 million in Q1 FY’16, an increase of $6.9 million, or 17.6% ($10.7 million, or 27.3% on a constant currency basis), compared to the year-ago quarter. The higher fee revenue was driven by a 10.4% increase in the weighted average fees billed per engagement and a 6.3% increase in engagements billed in Q1 FY’16 compared to Q1 FY’15.

Adjusted EBITDA was $6.8 million during Q1 FY’16, an increase of $1.5 million, or 28.3%, compared to Q1 FY’15, due primarily to the increase in fee revenue of $6.9 million, partially offset by higher compensation and benefit expenses of $4.6 million and an increase in general and administrative expenses of $0.7 million. The increase in compensation and benefit expenses was driven by higher salaries and related payroll taxes and vacation expense as a result of a 26% increase in average headcount and an increase in the use of outside contractors. The higher average headcount and increase in use of outside contractors are both related to the higher levels of fee revenue driven by the continued adoption of our strategy, including referrals between lines of business. The increase in general and administrative expenses was due primarily to higher premise and office expense in Q1 FY’16 compared to the year-ago quarter.

Operating income was $6.2 million in Q1 FY’16, an increase of $2.7 million, compared to Q1 FY’15, resulting in an operating margin of 13.4% in the current quarter compared to 8.8% in the year-ago quarter. The increase in operating income was due to the same factors impacting Adjusted EBITDA and a decrease in restructuring charges, net of $1.4 million that were recorded in Q1 FY’15 with no such charge in Q1 FY’16.

Outlook

We expect the strong U.S. dollar will continue to negatively impact our FY’16 second quarter year-over-year revenue growth. Assuming worldwide economic conditions and financial markets remain where they are currently and considering the effect of foreign exchange rates, fee revenue is expected to be in the range of $267 million to $277 million in Q2 FY’16, and diluted earnings per share are likely to be in the range of $0.47 to $0.53.

Earnings Conference Call Webcast

The earnings conference call will be held today at 4:30 PM (EDT) and hosted by CEO Gary Burnison, CFO Robert Rozek and SVP Finance Gregg Kvochak. The conference call will be webcast and available online at www.kornferry.com, accessible through the Investor Relations section. We will also post to this section of our website earnings slides, which will accompany our webcast, and other important information, and encourage you to review the information that we make available on our website.

About Korn Ferry

Korn Ferry is the preeminent authority on leadership and talent. For nearly half a century, clients have trusted us to recruit world-class leaders. Today, we are their partner in designing organizational strategy and developing their people to achieve unimaginable success. For more information, visit www.kornferry.com.

Forward-Looking Statements

Statements in this press release and our conference call that relate to future results and events (“forward-looking statements”) are based on Korn Ferry’s current expectations. These statements, which include words such as “believes”, “expects” or “likely” include references to our outlook. Readers are cautioned not to place undue reliance on such statements. Actual results in future periods may differ materially from those currently expected or desired because of a number of risks and uncertainties that are beyond the control of Korn Ferry. The potential risks and uncertainties include those relating to competition, the dependence on attracting and retaining qualified and experienced consultants, our ability to successfully integrate acquired businesses, maintaining our brand name and professional reputation, potential legal liability, the portability of client relationships, global and local political or economic developments in or affecting countries where we have operations, currency fluctuations in our international operations, risks related to growth, alignment of our cost structure with our growth, restrictions imposed by off-limits agreements, reliance on information processing systems, cyber security vulnerabilities, limited protection of our intellectual property, our ability to enhance and develop new technology, our ability to develop new products and services, consolidation of industries we serve, our ability to successfully recover from a disaster or other business continuity problems, changes in our accounting estimates/assumptions, impairment of goodwill and other intangible assets, deferred tax assets, seasonality, our ability to successfully rationalize our cost structure and employment liability risk. For a detailed description of risks and uncertainties that could cause differences, please refer to Korn Ferry’s periodic filings with the Securities and Exchange Commission. Korn Ferry disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures

This press release contains financial information calculated other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). In particular, it includes:

•	adjusted net income, adjusted to exclude restructuring charges and integration and acquisition costs, net of income tax effect;

•	adjusted basic and diluted earnings per share, adjusted to exclude restructuring charges and integration and acquisition costs, net of income tax effect;

•	constant currency amounts that represent the outcome that would have resulted had exchange rates in the reported period been the same as those in effect in the comparable prior year period;

•	EBITDA, or earnings before interest, taxes, depreciation and amortization and EBITDA margin; and

•	adjusted EBITDA, which is EBITDA further adjusted to exclude restructuring charges, and integration and acquisition costs, and adjusted EBITDA margin.

This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Management believes the presentation of non-GAAP financial measures in this press release provides meaningful supplemental information regarding Korn Ferry’s performance by excluding certain charges and other items that may not be indicative of Korn Ferry’s ongoing operating results. The use of these non-GAAP financial measures facilitate comparisons to Korn Ferry’s historical performance. Korn Ferry includes these non-GAAP financial measures because management believes they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its evaluation of Korn Ferry’s ongoing operations and financial and operational decision-making. In the case of constant currency amounts, management believes the presentation of such information provides meaningful supplemental information regarding Korn Ferry’s performance as excluding the impact of exchange rate changes on Korn Ferry’s financial performance allows investors to make more meaningful period-to-period comparisons of the Company’s operating results, to better identify operating trends that may otherwise be masked or distorted by exchange rate changes and to perform related trend analysis, and provides a higher degree of transparency of information used by management in its evaluation of Korn Ferry’s ongoing operations and financial and operational decision-making.

[Tables attached]

KORN FERRY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

	Three Months Ended July 31,
	2015	2014
	(unaudited)
Fee revenue	$267,394	$251,188
Reimbursed out-of-pocket engagement expenses	11,941	9,137

Total revenue	279,335	260,325

Compensation and benefits	179,456	169,106
General and administrative expenses	37,491	37,368
Reimbursed expenses	11,941	9,137
Cost of services	10,120	9,465
Depreciation and amortization	7,423	6,770
Restructuring charges, net	—	9,886

Total operating expenses	246,431	241,732

Operating income	32,904	18,593
Other (loss) income, net	(74)	2,177
Interest expense, net	(299)	(794)

Income before provision for income taxes and equity in earnings of unconsolidated subsidiaries	32,531	19,976
Equity in earnings of unconsolidated subsidiaries	725	466
Income tax provision	10,174	5,909

Net income	$23,082	$14,533

Earnings per common share:
Basic	$0.46	$0.30

Diluted	$0.46	$0.29

Weighted-average common shares outstanding:
Basic	49,493	48,703

Diluted	50,014	49,591

KORN FERRY AND SUBSIDIARIES

FINANCIAL SUMMARY BY SEGMENT

(in thousands)

(unaudited)

	Three Months Ended July 31,
	2015		2014	% Change
Fee Revenue:
Executive recruitment:
North America	$90,359		$82,300	10%
EMEA	36,090		40,297	(10%)
Asia Pacific	19,215		19,534	(2%)
South America	6,426		6,284	2%

Total executive recruitment	152,090		148,415	2%
Leadership & Talent Consulting	69,240		63,548	9%
Futurestep	46,064		39,225	17%

Total fee revenue	267,394		251,188	6%
Reimbursed out-of-pocket engagement expenses	11,941		9,137	31%

Total revenue	$279,335		$260,325	7%

Operating Income:		Margin		Margin
Executive recruitment:
North America	$24,145	26.7%	$18,998	23.1%
EMEA	6,276	17.4%	2,643	6.6%
Asia Pacific	2,986	15.5%	2,522	12.9%
South America	1,508	23.5%	73	1.2%

Total executive recruitment	34,915	23.0%	24,236	16.3%
Leadership & Talent Consulting	7,495	10.8%	3,460	5.4%
Futurestep	6,189	13.4%	3,457	8.8%
Corporate	(15,695)		(12,560)

Total operating income	$32,904	12.3%	$18,593	7.4%

KORN FERRY AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	July 31, 2015	April 30, 2015
	(unaudited)
ASSETS
Cash and cash equivalents	$276,514	$380,838
Marketable securities	19,859	25,757
Receivables due from clients, net of allowance for doubtful accounts of $10,344 and $9,958 respectively	199,533	188,543
Income taxes and other receivables	9,835	10,966
Deferred income taxes	1,211	3,827
Prepaid expenses and other assets	35,923	31,054

Total current assets	542,875	640,985

Marketable securities, non-current	118,079	118,819
Property and equipment, net	61,800	62,088
Cash surrender value of company owned life insurance policies, net of loans	105,111	102,691
Deferred income taxes	53,506	56,014
Goodwill	250,835	254,440
Intangible assets, net	45,655	47,901
Investments and other assets	44,683	34,863

Total assets	$1,222,544	$1,317,801

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$18,005	$19,238
Income taxes payable	1,819	3,813
Compensation and benefits payable	120,961	219,364
Other accrued liabilities	62,098	63,595

Total current liabilities	202,883	306,010

Deferred compensation and other retirement plans	174,988	173,432
Other liabilities	22,974	23,110

Total liabilities	400,845	502,552

Stockholders’ equity
Common stock: $0.01 par value, 150,000 shares authorized, 63,549 and 62,863 shares issued and 51,195 and 50,573 shares outstanding, respectively	467,511	463,839
Retained earnings	410,000	392,033
Accumulated other comprehensive loss, net	(55,812)	(40,623)

Total stockholders’ equity	821,699	815,249

Total liabilities and stockholders’ equity	$1,222,544	$1,317,801

KORN FERRY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

RECONCILIATION OF AS REPORTED (GAAP) TO AS ADJUSTED (NON-GAAP)

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended			Three Months Ended
	July 31, 2015			July 31, 2014
	As Reported	Adjustments	As Adjusted	As Reported	Adjustments	As Adjusted
Fee revenue	$267,394		$267,394	$251,188		$251,188
Reimbursed out-of-pocket engagement expenses	11,941		11,941	9,137		9,137

Total revenue	279,335		279,335	260,325		260,325

Compensation and benefits	179,456	(329)	179,127	169,106		169,106
General and administrative expenses	37,491	(345)	37,146	37,368		37,368
Reimbursed expenses	11,941		11,941	9,137		9,137
Cost of services	10,120		10,120	9,465		9,465
Depreciation and amortization	7,423		7,423	6,770		6,770
Restructuring charges, net	—			9,886	(9,886)	—

Total operating expenses	246,431	(674)	245,757	241,732	(9,886)	231,846

Operating income	32,904	674	33,578	18,593	9,886	28,479

Other (loss) income, net	(74)		(74)	2,177		2,177
Interest expense, net	(299)		(299)	(794)		(794)

Income before provision for income taxes and equity in earnings of unconsolidated subsidiaries	32,531	674	33,205	19,976	9,886	29,862
Equity in earnings of unconsolidated subsidiaries	725		725	466		466
Income tax provision (1) (2)	10,174	215	10,389	5,909	2,942	8,851

Net income	$23,082	$459	$23,541	$14,533	$6,944	$21,477

Earnings per common share:
Basic	$0.46		$0.47	$0.30		$0.44

Diluted	$0.46		$0.47	$0.29		$0.43

Weighted-average common shares outstanding:
Basic	49,493		49,493	48,703		48,703

Diluted	50,014		50,014	49,591		49,591

Explanation of Non-GAAP Adjustments

(1)	The adjustments result in an effective tax rate of 31% and 30% for the as adjusted amounts for the three months ended July 31, 2015 and 2014, respectively.
(2)	The three months ended July 31, 2015 includes the tax effect on integration/acquisition costs, while the three months ended July 31, 2014, includes the tax effect of restructuring charges.

KORN FERRY AND SUBSIDIARIES

RECONCILIATION OF NET INCOME AND OPERATING INCOME (GAAP) TO

EBITDA AND ADJUSTED EBITDA (NON-GAAP)

(in thousands)

(unaudited)

	Three Months Ended July 31, 2015
	Executive Recruitment
	North America	EMEA	Asia Pacific	South America	Subtotal	Leadership & Talent Consulting	Futurestep	Corporate	Consolidated
Fee revenue	$90,359	$36,090	$19,215	$6,426	$152,090	$69,240	$46,064	$—	$267,394

Net income									$23,082
Other loss, net									74
Interest expense, net									299
Equity in earnings of unconsolidated subsidiaries, net									(725)
Income tax provision									10,174

Operating income (loss)	$24,145	$6,276	$2,986	$1,508	$34,915	$7,495	$6,189	$(15,695)	32,904
Depreciation and amortization	827	365	246	78	1,516	3,748	585	1,574	7,423
Other income (loss), net	32	143	18	239	432	(863)	—	357	(74)
Equity in earnings of unconsolidated subsidiaries, net	86	—	—	—	86	—	—	639	725

EBITDA	25,090	6,784	3,250	1,825	36,949	10,380	6,774	(13,125)	40,978

EBITDA margin	27.8%	18.8%	16.9%	28.4%	24.3%	15.0%	14.7%		15.3%

Integration/acquisition costs	—	—	—	—	—	329	—	345	674

Adjusted EBITDA	$25,090	$6,784	$3,250	$1,825	$36,949	$10,709	$6,774	$(12,780)	$41,652

Adjusted EBITDA margin	27.8%	18.8%	16.9%	28.4%	24.3%	15.5%	14.7%		15.6%

	Three Months Ended July 31, 2014
	Executive Recruitment
	North America	EMEA	Asia Pacific	South America	Subtotal	Leadership & Talent Consulting	Futurestep	Corporate	Consolidated
Fee revenue	$82,300	$40,297	$19,534	$6,284	$148,415	$63,548	$39,225	$—	$251,188

Net income									$14,533
Other income, net									(2,177)
Interest expense, net									794
Equity in earnings of unconsolidated subsidiaries, net									(466)
Income tax provision									5,909

Operating income (loss)	$18,998	$2,643	$2,522	$73	$24,236	$3,460	$3,457	$(12,560)	18,593
Depreciation and amortization	904	489	294	85	1,772	3,252	446	1,300	6,770
Other income (loss), net	129	46	109	33	317	217	(2)	1,645	2,177
Equity in earnings of unconsolidated subsidiaries, net	68	—	—	—	68	—	—	398	466

EBITDA	20,099	3,178	2,925	191	26,393	6,929	3,901	(9,217)	28,006

EBITDA margin	24.4%	7.9%	15.0%	3.0%	17.8%	10.9%	9.9%		11.1%

Restructuring charges, net	1,151	3,987	17	377	5,532	2,758	1,424	172	9,886

Adjusted EBITDA	$21,250	$7,165	$2,942	$568	$31,925	$9,687	$5,325	$(9,045)	$37,892

Adjusted EBITDA margin	25.8%	17.8%	15.1%	9.0%	21.5%	15.2%	13.6%		15.1%